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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  November 6, 2001


                              THE PMI GROUP, INC.
             (Exact name of registrant as specified in its charter)


Delaware                            1-13664                 94-3199675
(State of Incorporation)    (Commission File Number)     (I.R.S. Employer
                                                         Identification No.)


         601 Montgomery Street, San Francisco, California      94111
         (Address of principal executive offices)            (Zip Code)

Registrant's telephone number including area code:  (415) 788-7878



  ___________________________________________________________________
       (Former name or former address, if changed since last report.)
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Item 9.  Regulation FD Disclosure

On November 6, 2001, The PMI Group, Inc. announced that operating earnings for 2002 will likely range between $7.50 and $7.90 per share and that the Company's 2001 operating earnings will likely be between $6.83 and $6.90 per share. PMI believes that premium contributions from portfolio growth during 2001 and contributions from its international operations and other strategic investments will drive earnings growth in the fourth quarter of 2001 and into 2002. Assumptions underlying the Company's 2002 operating earnings estimate are lower policy persistency rates during the first half of 2002 due to stable to declining mortgage interest rates, higher mortgage delinquencies during the year as a result of the maturation of the existing portfolio and forecasted increases in unemployment, and higher losses and claims estimates during the year due to the aging of newer, relatively larger books of business. The current consensus operating earnings estimate for PMI for 2001, as reported by First Call, is $6.81 per share, with estimates ranging between $6.87 to $6.90 per share. For 2002, the current consensus operating earnings estimate reported by First Call is $7.53, with estimates ranging between $7.15 and $7.85.

Cautionary Statement: The Company's statements in this Form 8-K that are not historical facts, and that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to: (i) PMI's estimates that operating earnings for 2002 will likely range between $7.50 and $7.90 per share and that the Company's 2001 operating earnings will likely be between $6.83 and $6.90 per share; (ii) PMI's belief that premium contributions from portfolio growth during 2001 and contributions from its international operations and other strategic investments will drive earnings growth in the fourth quarter of 2001 and into 2002; (iii) PMI's belief that policy persistency rates will be lower during the first half of 2002 due to stable to declining mortgage interest rates; (iv) PMI's belief that mortgage delinquencies will be higher during the year; and (v) PMI's belief that losses and claims estimates will be higher during the year. Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the following factors that could cause the Company's actual results to differ materially from those expressed herein:

Changes in economic conditions, including economic recessions or slowdowns, adverse changes in consumer confidence, declining housing values, higher unemployment rates, deteriorating borrower credit, changes in interest rates, increases in refinancing activity caused by declining interest rates, or combinations of these factors, could negatively affect the purchase mortgage market and/or reduce the demand for mortgage insurance. A decrease in persistency, resulting from policy cancellations of older books of business, could materially impact our financial results of operations. While stable or rising interest rates may positively contribute to the persistency rate, declining interest rates could adversely affect our persistency rate, our premium yield and our financial condition and results of operations. Changes in economic conditions also could cause the number and severity of claims on policies issued by PMI to increase and this could materially adversely affect our financial condition and results of operations. The United States is currently experiencing an economic downturn. If this economic downturn continues or worsens, our loss experience could suffer and demand for mortgage insurance could decline.

We cannot be sure that we will be able to employ our mortgage risk assessment skills, management of capital and other elements to meet the needs of the GSEs in a timely manner, or at all, as they determine their requirements under OFHEO's risk-based capital regulations, or that these elements, if employed, will be effective to meet the GSEs needs with respect to the capital differential contained in the regulations. If we are unable to meet the needs of the GSEs with
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respect to the capital differential contained in the regulations, our business could be seriously harmed.

The performance of the Company's Australian subsidiary could be materially and adversely affected by a weakening in the demand for housing, interest rate volatility, and/or an increase in claims. The performance of the Company's other strategic investments could materially and adversely be affected by changes in the real estate, title insurance, mortgage lending, mortgage servicing and financial guaranty markets; future movements in interest rates; those operations' future financial condition and performance; the ability of those entities to execute future business plans; and PMI's dependence upon management to operate those companies in which PMI does not own a controlling share.

Any or all of these factors could affect the Company and cause PMI's performance to differ materially from the forward-looking statement contained herein. Other risks and uncertainties that could affect the Company are discussed in PMI's various Securities and Exchange Commission filings, including its report on Form 10-Q for the period ended June 30, 2001.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          The PMI Group, Inc.
                                          (Registrant)

November 6, 2001                          By: /s/ Brian P. Shea
                                             --------------------------
                                              Brian P. Shea
                                              Vice President and
                                              Controller